                                  EXHIBIT 12.1

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                            STARWOOD HOTELS & RESORTS
             CALCULATION OF RATIO OF EARNINGS TO TOTAL FIXED CHARGES
                              (DOLLARS IN MILLIONS)


                                                                                            YEAR ENDED DECEMBER 31,
                                                                                  ------------------------------------------------
                                                                                  1999       1998       1997       1996       1995
                                                                                  ----       ----       ----       ----       ----
Earnings:
Income from continuing operations ..........................................   $  (638)   $   220    $  (233)   $   156    $   101
Add:
    Adjustment for distributions in excess of equity earnings and losses (a)       (30)        (8)        (3)        (1)        12
    Provision for income taxes .............................................     1,076        (89)       154        117         31
    Minority equity in net income ..........................................        95         14          9          6         (1)
    Amortization of interest capitalized ...................................         1          4          2          4          3
                                                                               -------    -------    -------    -------    -------
                                                                                   504        141        (71)       282        146
                                                                               -------    -------    -------    -------    -------

Fixed Charges:
    Interest and other financial charges ...................................       516        473         33         82        116
    Interest factor attributable to rentals (b) ............................        14         12         10         16         17
                                                                               -------    -------    -------    -------    -------
                                                                                   530        485         43         98        133
                                                                               -------    -------    -------    -------    -------

Earnings, as adjusted, from continuing operations ..........................   $ 1,034    $   626    $   (28)   $   380    $   279
                                                                               =======    =======    =======    =======    =======

Fixed Charges:
    Fixed charges above ....................................................   $   530    $   485    $    43    $    98    $   133
    Interest capitalized ...................................................         9         15          7          7          7
                                                                               -------    -------    -------    -------    -------
    Total fixed charges ....................................................   $   539    $   500    $    50    $   105    $   140
                                                                               =======    =======    =======    =======    =======

Ratio:
    Earnings, as adjusted, from continuing operations to fixed charges .....      1.92       1.25        (c)       3.62       1.99
                                                                               =======    =======    =======    =======    =======

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(a)  The adjustment represents distributions in excess of undistributed earnings and losses of companies in which at least 20% but less than 50% equity is owned.

(b) The interest factor attributable to rentals consists of one-third of rental charges, which is deemed by Starwood to be representative of the interest factor inherent in rents.

(c) Earnings were not adequate to cover total fixed charges by $78 million.